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                          FOUNDATION HEALTH CORPORATION
                                   EXHIBIT 11
                         EARNINGS PER SHARE COMPUTATION
                       UTILIZING THE TREASURY STOCK METHOD
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                    Quarter Ended September 30,
                                                                 --------------------------------
                                                                      1995              1994
                                                                 --------------    --------------
Proceeds upon exercise of options outstanding                    $      73,168     $      49,207
                                                                 --------------    --------------
                                                                 --------------    --------------

Average market price of common stock                             $       33.25     $       36.42
                                                                 --------------    --------------
                                                                 --------------    --------------

Weighted average common shares outstanding                          57,018,779        49,070,593

Issued shares-excercise of options                                   2,608,786         1,990,267

Shares assumed to be repurchased with proceeds from exercise        (2,200,403)       (1,351,226)
                                                                 --------------    --------------

Weighted average shares outstanding (A)                             57,427,162        49,709,634
                                                                 --------------    --------------
                                                                 --------------    --------------

Net income for the quarter (B)                                   $      39,405     $      23,651
                                                                 --------------    --------------
                                                                 --------------    --------------

Earnings per share (B)/(A)                                       $        0.69     $        0.48
                                                                 --------------    --------------
                                                                 --------------    --------------



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